As filed with the Securities and Exchange Commission on  October
30, 1996
                                      Commission No. 0-25276


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       DIGIMEDIA USA, INC.
       (Exact name of issuer as specified in its Charter)

     NEVADA                                       88-032364
  State of Incorporation                       (I.R.S. Employer
                                              Identification No.)
2454 Northeast 13th Avenue
Fort Lauderdale, FL.  33305
(Address of Principal Executive Offices)
(Mailing Code)

         EMPLOYEES, OFFICERS, DIRECTORS STOCK OPTION PLAN
                     (Full title of the Plan)



                   Kirk J. Girrbach, President
                       DigiMedia USA, Inc.
                   2454 Northeast 13th Avenue
                   Fort Lauderdale, FL. 33305
                         (954) 565-8726

        (Name, address. including zip code and telephone number, include area code of agent for service)










                 CALCULATION OF REGISTRATION FEE

  Title of                              Proposed   Proposed
  Securities                            Maximum     Maximum
  To Be            Amount to be                   Aggregate
  Registration     Registered            Price Per Offering        Fee
                                        Share (1)   Price (1)

  Common Stock       300,000           $.468      $140,400        $100.00
  $.000667 par Value
  Per Share

  Total              300,000           $.468      $140,400        $100.00


    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average bid ($.468) price per share of common stock of Interactive DigiMedia USA, Inc. on October 3, 1996 as reported by the National Quotation Bureau NonNasdaq Price Report for Over the Counter securities.

                             PART 11

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3. Incorporation of Documents by Reference.

     The following documents, or portions thereof, heretofore filed by DigiMedia USA, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"):

     (a) The latest Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, filed by the Company with the Commission pursuant to Section 13(a) under the Exchange Act;

     (b)   All  documents  subsequently filed  by  the  Company
  pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Item 4. Description or Securities.

     Not applicable

    Item 5. Interest of Named Experts and Counsel

   No experts or counsel have any substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers.

   The Articles of Incorporation of the Company provide that the Company shall indemnify the directors and officers of the Company. This indemnification extends to cover the reasonable costs, expenses and liabilities (including reasonable attorney fees) incurred by or imposed upon him in connection with, or resulting from, any claim, action, suit, proceeding, investigation or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a director or officer of the corporation, whether or not he continues to be such director or officer of the corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation or inquiry to be liable for willful misconduct, willful neglect, or negligence toward or on behalf of the corporation in the performance of his duties as such director or officer of the Corporation. As to whether or not a director or officer was liable by reason of willful misconduct, willful neglect, or negligence toward or on behalf of the corporation in the performance of his duties as such director or officer of the corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each director and officer may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights to which such person may be entitled as a matter of law and shall inure to the benefit of the legal representative of such person.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors' officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.


    1.  Amended and Restated Articles of Incorporation.

    2.  Bylaws of the Company.

    3.  Specimen Common Stock Certificate

    4. Consent and Opinion of Counsel that said securities are validly issued.

    5.      Employment Agreements with attached Exhibits.

Item 9. Undertakings

   A. To Update Annually

   The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  Incorporation  of Subsequent Securities Exchange  Act  of
        1934 Documents by Reference

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Indemnification of Officers and Directors

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATORIES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, FL. on October 3, 1996.

      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      Vice  President/Dir.      October 3, 1996
      Signatures              Titles                 Date



                          EXHIBIT INDEX

Exhibit Number          Description


     1        Amended and Restated Articles
                 of Incorporation

     2        By-Laws of the Company

     3        Specimen Common Stock Certificate

     4        Consent and Opinion of Counsel

     5        Employment Agreements